EXHIBIT 1

                       CERTIFICATE OF FILING

     A conformed copy of Entergy Corporation's Form U-9C-3 for the quarter ended December 31, 1999 was filed with the following:

Mary W. Cochran, Esq.                      Norma K. Scogin, Esq.
Arkansas Public Service Commission         Texas Attorney General's Office
1000 Center Street                         300 West 15th Street/10th Floor
Little Rock, AR  72201                     Austin, TX  78701

Lawrence C. St. Blanc, Secretary           Sherry A. Quirk, Esq.
Louisiana Public Service Commission        Verner, Liipfert, Bernhard,
Post Office Box 91154                      McPherson and Hand
Baton Rouge, LA 70821-9154                 901 15th Street, NW / Suite 700
                                           Washington, DC  20005-2301

William Bruce McKinley, Esq.               Frank Spencer, Esq.
Mississippi Public Service Commission      Assistant Attorney General
Walter Sillers State Office Building       Mississippi Attorney
550 High Street / 19th Floor               General's Office
Jackson, MS  39215                         Post Office Box 22947
                                           Jackson, MS  39225

George W. Fleming, Esq.                    Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff         Central Records - PUCT
Post Office Box 1174                       1701 N. Congress
Jackson, MS  39215                         Austin, TX  78711

Ms. Jacquelyn M. Frick, Director           Hon. Emma J. Williams, Clerk of
                                             Council
City Council Utilities Regulatory Office   City of New Orleans
Room 6E07, City Hall                       Room 1E04, City Hall
1300 Perdido Street                        1300 Perdido Street
New Orleans, LA 70112                      New Orleans, LA 70112




                                 Entergy Corporation



                                 By:  /s/ Nathan E. Langston
                                        Nathan E. Langston
                                     Vice President and Chief
                                        Accounting Officer


Dated:  May 27, 1999